UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2017 (February 12, 2017)
____________________________________________________________
TerraForm Power, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	001-36542	46-4780940
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Mr. David Ringhofer from the Board

On February 12, 2017, Mr. David Ringhofer resigned from his position as a director of the board of directors (the “Board”) of TerraForm Power, Inc. (the “Company”). The resignation was contingent upon, and effective immediately prior to, the election of Mr. Christian S. Fong as a director of the Board. Mr. Ringhofer’s resignation was not the result, in whole or in part, of any disagreement with the Company.

Resignation of Mr. Gregory Scallen from the Board

On February 12, 2017, Mr. Gregory Scallen resigned from his position as a director of the Board. The resignation was contingent upon, and effective immediately prior to, the election of Mr. Christian S. Fong as a director of the Board. Mr. Scallen’s resignation was not the result, in whole or in part, of any disagreement with the Company.

(d) Election of Mr. Christian S. Fong to the Board

On February 12, 2017, effective upon the resignations of Messrs. Ringhofer and Scallen from their positions as directors of the Board, Mr. Christian S. Fong became a member of the Board pursuant to a previous vote by the Board. Certain biographical and other information with respect to Mr. Fong is set forth below. The Company believes that Mr. Fong qualifies as an independent director under applicable stock exchange rules. In connection with the election of Mr. Fong to the Board, the Board consulted with various parties, including SunEdison, Inc., the Company's controlling shareholder, which suggested Mr. Fong as a board candidate.

In connection with his election to the Board, Mr. Fong received restricted stock units representing 12,800 shares of the Company’s class A common stock (the “RSUs”). The RSUs, which were granted pursuant to the Company’s 2014 Second Amended and Restated Long-Term Incentive Plan (the “Long-Term Incentive Plan”), are subject to the terms and conditions set forth in the Restricted Stock Unit Award Agreement (the “RSU Award Agreement”) entered into between the Company and Mr. Fong. Pursuant to the RSU Award Agreement, the RSUs will vest in full on the earliest of (i) May 25, 2017, (ii) the date Mr. Fong resigns with the consent of the Board, (iii) the date Mr. Fong is removed from the Board without cause, or (iv) the date of a Change in Control (as defined in the Long-Term Incentive Plan). Mr. Fong will also earn annual fees for his service as a director and a member of any committees of the Board on which he may serve. Such annual fee for service as a director will not be prorated for service from the date of Mr. Fong’s election through the Company’s next stockholder’s meeting. No Board committee appointment or related fee arrangement for serving as a Board committee member has yet been determined for Mr. Fong.

Biography of Mr. Fong

Mr. Fong is the Managing Partner of Fong Strategic Consulting L.L.C., where he serves as an executive consultant to real asset, cleantech and financial services firms. Mr. Fong co-founded Renewable Energy Trust Capital (“RET”) in 2010 and served in multiple executive roles through 2016, including as RET’s COO, CIO, CFO and Director. Prior to founding RET, Mr. Fong was a Managing Director and Head of Real Estate Capital Markets at AEGON / Transamerica and previously served as CEO of Corridor Recovery, Inc, as a consultant at McKinsey & Co, and as a candidate for Governor of Iowa. Mr. Fong holds an MBA with High Distinction from Dartmouth College’s Tuck School of Business, and a B.S. in Statistics, summa cum laude, from Creighton University. He has earned the CFA and CCIM designations.

Item 7.01 Regulation FD Disclosure.

On February 16, 2017, the Company issued a press release announcing the election of Mr. Fong to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K and the press release attached as an exhibit hereto are deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Form 8-K and the press release attached as an exhibit hereto, this Form 8-K and the press release contain forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated February 16, 2017, titled “TerraForm Power Announces Election of Independent Director”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM POWER, INC.

Date: February 16, 2017	By:	/s/ Sebastian Deschler
	Name:	Sebastian Deschler
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release, dated February 16, 2017, titled “TerraForm Power Announces Election of Independent Director”